Exhibit 99.1

For Immediate Release

SAGENT CONTACT:

Jonathon Singer

jsinger@sagentpharma.com

(847) 908-1605

SAGENT PHARMACEUTICALS REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

Record revenue and product approvals drive improved performance

SCHAUMBURG, Ill., November 8, 2012 – Sagent Pharmaceuticals, Inc. (NASDAQ: SGNT) today announced financial results for the quarter ended September 30, 2012.

Third Quarter 2012 Highlights

•	Revenue increased 20% to $49.4 million driven by products launched in the last twelve months;

•	Reported gross profit increased to $7.2 million, or 14.6% of net revenue;

•	Adjusted gross profit[1] increased 29% to $9.5 million, or 19.2% of net revenues;

•	Launched five new products, including Oxaliplatin at market formation; and

•	Received nine new approvals including Calcium Leucovorin, which launched on October 28.

“We achieved record revenue and approvals contributing to strong quarterly performance,” said Jeffrey M. Yordon, president, chief executive officer, and chairman of the board of Sagent. “The strength and diversity of our portfolio continues to be enhanced by recent product launches and approvals, including several key products that are regularly on the FDA drug shortage list. Our adjusted gross margin continues to improve, highlighting the improved contribution and margin profile from some of our new products launched recently.”

Financial Results for the quarter ended September 30, 2012

Net revenue for the third quarter of 2012 was $49.4 million, an increase of $8.1 million, or 20%, compared to $41.3 million in the third quarter of 2011. The increase is driven by $18.3 million in revenue from the launch of 33 new codes or presentations of 11 new products since September 2011, partially offset by declines in revenue from existing products, primarily from products initially launched in the third quarter of 2011. Gross profit for the third quarter of 2012 was $7.2 million, or 14.6% of net revenues, compared to $6.9 million, or 16.8% of net revenues, in the third quarter of 2011. Adjusted gross profit for the third quarter of 2012 was $9.5 million, an increase of $2.1 million, or 29%, compared to $7.4 million in the third quarter of 2011.

[1]	Adjusted gross profit is a non-GAAP measure. Please see discussion of Non-GAAP Financial Measures at the end of this press release.

Total operating expenses for the third quarter of 2012 increased 4.1% to $11.0 million, compared with $10.5 million for the same period in 2011. Product development expense totaled $4.0 million and $3.5 million in the third quarter of 2012 and 2011, respectively. Selling, general and administrative (“SG&A”) expenses for the third quarter of 2012 totaled $7.2 million compared to $6.7 million in the third quarter of 2011, with the increase due primarily to higher incentive stock compensation. Included in operating costs in the third quarter of 2012 is $0.7 million of management reorganization costs, primarily severance costs for eliminated positions. The equity in net income of joint ventures for the third quarter of 2012 totaled $0.9 million compared to a loss of $0.4 million in the third quarter of 2011.

Including the impact of interest and other non-operating expenses, the net loss for the three months ended September 30, 2012 decreased $1.0 million to $3.8 million compared to the third quarter of 2011.

Financial Results for the nine months ended September 30, 2012

Net revenue for the first nine months of 2012 was $130.4 million, an increase of $26.5 million, or 26%, compared to $103.9 million in the first nine months of 2011. Product launches since September 2011 contributed $27.3 million of the net revenue increase. Gross profit for the first nine months of 2012 was $19.5 million, or 14.9% of net revenues, compared to $14.3 million, or 13.7% of net revenues, in the first nine months of 2011. Gross profit for the first nine months of 2012 includes $1.4 million of margin from the sale of heparin inventory previously written off through excess inventory reserves. Adjusted gross profit for the first nine months of 2012 was $23.6 million, or 18.1% of net revenues, compared to $15.6 million, or 15.0% of net revenues, in the first nine months of 2011.

Total operating expenses for the first nine months of 2012 increased 25.1% to $34.9 million, compared with $27.9 million for the same period in 2011. Product development expense for the first nine months of 2012 totaled $12.7 million compared to $8.2 million in the first nine months of 2011. SG&A expenses for the first nine months of 2012 totaled $22.1 million compared to $18.1 million in the prior year. The equity in net income of joint ventures for the first nine months of 2012 totaled $0.6 million compared to a loss of $1.6 million for the first nine months of 2011.

Including the impact of interest and other non-operating expenses, the net loss for the nine months ended September 30, 2012 and 2011 was $16.8 million and $17.3 million, respectively.

Liquidity

Our cash and cash equivalents and short term investments at September 30, 2012 were $65.9 million, and our working capital totaled $103.1 million.

Fiscal 2012 Guidance

Yordon concluded, “Similar to last year, we are pleased to see contributions from our pipeline starting to gain momentum in the second half of the fiscal year. We expect to realize the continued benefits of new product launches and are confident that we will achieve our revenue guidance for the full year, albeit towards the lower end of the range. As we move towards 2013, we are confident in our ability to execute on our long-term growth strategy with a premium on creating value for our shareholders.

Sagent’s outlook for fiscal 2012 currently anticipates:

•	Net revenue for the year to be in the range of $180 to $200 million driven by new product launches and group purchasing organization contract penetration;

•	Reported gross margin as a percentage of net revenue in the range of 14% to 17%;

•	Product development expense in the range of $20 to $22 million; and

•	Selling, general and administrative expenses in the range of $30 to $32 million.

Based upon the above assumptions, the Company anticipates reported net loss for fiscal 2012 to be in the range of $20 to $25 million.

Conference Call Information

Sagent will host its third quarter conference call today beginning at 9:00 a.m. Eastern Standard Time. Please call 877-293-5456 from the United States or +1-707-287-9357 internationally. In addition, the live conference call is being webcast and can be accessed on the “Events and Presentations” page of the “Investor Relations” section of the Company’s website, www.sagentpharma.com. A replay also will be available for 14 days following the live call, and may be accessed via the Company’s website or by calling 855-859-2056, passcode 54463542.

About Sagent Pharmaceuticals

Sagent Pharmaceuticals, Inc., founded in 2006, is a specialty pharmaceutical company focused on developing, manufacturing, sourcing and marketing pharmaceutical products, with a specific emphasis on injectables. Sagent has created a unique, global network of resources, comprising rapid development capabilities, sophisticated manufacturing and innovative drug delivery technologies, resulting in an extensive and rapidly expanding pharmaceutical product portfolio that fulfills the evolving needs of patients.

Forward-Looking Statements

Statements contained in this press release contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact, including our fiscal 2012 guidance, included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Sagent’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business as of the date of this release. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Sagent’s expectations are not predictions of future performance, and future results may substantially differ from current expectations based upon a variety of factors, risks and uncertainties affecting Sagent’s business, including, among others, our reliance upon our business partners for timely supply of sufficient high quality API and finished products in the quantities we require; the difficulty of predicting the timing or outcome of product development efforts and FDA approvals; the difficulty of predicting the timing and outcome of any pending litigation including litigation involving third parties that may have an impact on the timing of Sagent’s product launches; the impact of competitive products and pricing and actions by Sagent’s competitors with respect thereto; the timing of product launches; compliance with FDA and other governmental regulations by Sagent and its third party manufacturers;

changes in laws and regulations; and such other risks detailed in Sagent’s periodic public filings with the Securities and Exchange Commission, including but not limited to Sagent’s most recent annual report on Form 10-K. Sagent disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law.

Non-GAAP Financial Measures

Sagent reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

The press release and the accompanying tables, as well as earnings discussions, include a discussion of Adjusted Gross Profit, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with GAAP. We define Adjusted Gross Profit as gross profit plus our share of the gross profit earned through our Sagent Agila joint venture which is included in the Equity in net (income) loss in joint ventures line on the Condensed Consolidated Statements of Operations. We define EBITDA as net loss less interest expense, net of interest income, provision for income taxes, depreciation and amortization. We define Adjusted EBITDA as net loss less interest expense, net of interest income, provision for income taxes, depreciation and amortization, stock-based compensation expense and the equity in net loss of our KSCP joint venture.

We believe that Adjusted Gross Profit, EBITDA and Adjusted EBITDA are relevant and useful supplemental information for our investors. Our management believes that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliation to the most directly comparable GAAP financial measures, provides a more complete understanding of the factors and trends affecting Sagent than could be obtained absent these disclosures. Management uses Adjusted Gross Profit, EBITDA and Adjusted EBITDA and corresponding ratios to make operating and strategic decisions and evaluate our performance. We have disclosed these non-GAAP financial measures so that our investors have the same financial data that management uses with the intention of assisting you in making comparisons to our historical operating results and analyzing our underlying performance. Our management believes that Adjusted Gross Profit provides a useful supplemental tool to consistently evaluate the profitability of our products that have profit sharing arrangements. The limitation of this measure is that it includes an item that does not have an impact on reported gross profit. The best way that this limitation can be addressed is by using Adjusted Gross Profit in combination with our GAAP reported gross profit. Our management believes that EBITDA and Adjusted EBITDA are useful supplemental tools to evaluate the underlying operating performance of the company on an ongoing basis. The limitation of these measures is that they exclude items that have an impact on net loss. The best way that these limitations can be addressed is by using EBITDA and Adjusted EBITDA in combination with our GAAP reported net loss. Because Adjusted Gross Profit, EBITDA and Adjusted EBITDA calculations may vary among other companies, the Adjusted Gross Profit, EBITDA and Adjusted EBITDA figures presented below may not be comparable to similarly titled measures used by other companies. Our use of Adjusted Gross Profit, EBITDA and Adjusted EBITDA is not meant to and should not be considered in isolation or as a substitute for, or superior to, any GAAP financial measure. You should carefully evaluate the attached schedule reconciling Adjusted Gross Profit, EBITDA and Adjusted EBITDA to our GAAP reported gross profit and net loss, respectively, for the periods presented.

Schedule 1

Financial Tables

Sagent Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts) (Unaudited)

	Three months ended September 30,
	2012	2011	$ change	% change
Net revenue	$49,429	$41,281	$8,148	20%
Cost of sales	42,208	34,344	7,864	23%

Gross profit	7,221	6,937	284	4%
Gross profit as % of net revenue	14.6%	16.8%

Operating expenses:
Product development	4,011	3,460	551	16%
Selling, general and administrative	7,169	6,688	481	7%
Management reorganization	739	—	739	100%
Equity in net (income) loss of joint ventures	(940)	401	(1,341)	334%

Total operating expenses	10,979	10,549	430	4%

Loss from operations	(3,758)	(3,612)	(146)	-4%
Interest income and other	60	104	(44)	-42%
Interest expense	(52)	(1,223)	1,171	96%

Loss before income taxes	(3,750)	(4,731)	981	21%
Provision for income taxes	—	—	—	0%

Net loss	$(3,750)	$(4,731)	$981	21%

Net loss per common share:
Basic	$(0.13)	$(0.17)	$0.04	24%
Diluted	$(0.13)	$(0.17)	$0.04	24%

Shares outstanding, basic and diluted	27,977	27,875	102

Schedule 2

Sagent Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts) (Unaudited)

	Nine months ended September 30,
	2012	2011	$ change	% change
Net revenue	$130,389	$103,879	$26,510	26%
Cost of sales	110,900	89,604	21,296	24%

Gross profit	19,489	14,275	5,214	37%
Gross profit as % of net revenue	14.9%	13.7%

Operating expenses:
Product development	12,700	8,191	4,509	55%
Selling, general and administrative	22,089	18,139	3,950	22%
Management reorganization	739	—	739	100%
Equity in net (income) loss of joint ventures	(589)	1,598	(2,187)	137%

Total operating expenses	34,939	27,928	7,011	25%

Loss from operations	(15,450)	(13,653)	(1,797)	-13%
Interest income and other	210	179	31	17%
Interest expense	(1,515)	(2,985)	1,470	49%
Change in fair value of preferred stock warrants	—	(838)	838	100%

Loss before income taxes	(16,755)	(17,297)	542	3%
Provision for income taxes	—	—	—	0%

Net loss	$(16,755)	$(17,297)	$542	3%

Net loss per common share:
Basic	$(0.60)	$(0.99)	$0.39	39%
Diluted	$(0.60)	$(0.99)	$0.39	39%

Shares outstanding, basic and diluted	27,943	17,480	10,463

Schedule 3

Sagent Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	September 30,	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,789	$52,203
Short term investments	39,068	73,761
Accounts receivable, net of chargebacks and other deductions	30,761	29,028
Inventories, net	39,356	41,487
Due from related party	1,009	2,379
Prepaid expenses and other current assets	3,758	1,988

Total current assets	140,741	200,846
Property, plant, and equipment, net	773	884
Investment in joint ventures	21,754	22,762
Intangible assets, net	4,676	5,426
Other assets	390	590

Total assets	$168,334	$230,508

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,636	$35,403
Due to related party	5,811	4,303
Accrued profit sharing	3,894	3,753
Accrued liabilities	7,374	7,634
Current portion of long-term debt	—	8,182
Notes payable	—	24,867

Total current liabilities	37,715	84,142

Long term liabilities:
Long-term debt	—	4,091
Other long-term liabilities	6	606

Total liabilities	37,721	88,839

Total stockholders’ equity	130,613	141,669

Total liabilities and stockholders’ equity	$168,334	$230,508

Schedule 4

Sagent Pharmaceuticals, Inc.

Reconciliations of GAAP to non-GAAP Information

(in thousands) (Unaudited)

	Three months ended September 30,				% of net revenues, three months ended September 30,
	2012	2011	$ Change	% Change	2012	2011	% Change
Adjusted Gross Profit	$9,489	$7,375	$2,114	29%	19.2%	17.9%	1.3%
Sagent portion of gross profit earned by Sagent Agila joint venture	2,268	438	1,830	418%	4.5%	1.1%	3.4%

Gross Profit	$7,221	$6,937	$284	4%	14.6%	16.8%	-2.2%

	Nine months ended September 30,				% of net revenues, nine months ended September 30,
	2012	2011	$ Change	% Change	2012	2011	% Change
Adjusted Gross Profit	$23,629	$15,629	$8,000	51%	18.1%	15.0%	3.1%
Sagent portion of gross profit earned by Sagent Agila joint venture	4,140	1,354	2,786	206%	3.2%	1.3%	1.9%

Gross Profit	$19,489	$14,275	$5,214	37%	14.9%	13.7%	1.2%

	Three months ended September 30,
	2012	2011	$ Change	% Change
Adjusted EBITDA	$1,004	$(1,062)	$2,066	195%
Stock-based compensation expense	1,641	566	1,075	190%
Equity in net loss of KSCP joint venture	1,115	809	306	38%

EBITDA	$(1,752)	$(2,437)	$685	28%

Depreciation and amortization expense[1]	2,006	1,175	831	71%
Interest expense, net	(8)	1,119	(1,127)	-101%
Provision for income taxes	—	—	—	—

Net loss	$(3,750)	$(4,731)	$981	21%

	Nine months ended September 30,
	2012	2011	$ Change	% Change
Adjusted EBITDA	$(3,304)	$(8,580)	$5,276	61%
Stock-based compensation expense	4,297	1,617	2,680	166%
Equity in net loss of KSCP joint venture	3,137	2,761	376	14%

EBITDA	$(10,738)	$(12,958)	$2,220	17%

Depreciation and amortization expense[1]	4,712	1,533	3,179	207%
Interest expense, net	1,305	2,806	(1,501)	-53%
Provision for income taxes	—	—	—

Net loss	$(16,755)	$(17,297)	$542	3%

[1]

Depreciation and amortization expense excludes $22 and $144 of amortization in the three months ended September 30, 2012 and 2011, respectively, and $486 and $332 in the nine months ended September 30, 2012 and 2011, respectively, related to deferred financing fees, which is included within interest expense and other in our Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2012 and 2011.